UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) A special meeting of shareholders (the “Special Meeting”) of BFC Financial Corporation (the “Company”) was held on June 19, 2012.

(b) At the Special Meeting, the Company’s shareholders were requested to approve the following proposals: (i) the merger of Bluegreen Corporation (“Bluegreen”) with and into a wholly owned subsidiary of the Company (the “Merger”); and (ii) an amendment of the Company’s Amended and Restated Articles of Incorporation related to the reverse split of the Company’s Class A Common Stock and Class B Common Stock expected to be effected by the Company in connection with the Merger (including the authority of the Company’s Board of Directors to adjust the ratio of the reverse stock split in connection with the listing of the Company’s Class A Common Stock on a national securities exchange) and a reduction in the authorized number of shares of the Company’s Class A Common Stock from 150,000,000 shares to 35,000,000 shares and Class B Common Stock from 20,000,000 shares to 1,000,000 shares (the “Reverse Split and Reduction of Authorized Shares Amendment”).

Both proposals considered at the Special Meeting were approved by the Company’s shareholders. Holders of the Company’s Class A Common Stock and Class B Common Stock voted together as a single class on the proposals, with holders of the Company’s Class A Common Stock being entitled to one vote per share of Class A Common Stock on each proposal and holders of the Company’s Class B Common Stock being entitled to 36.323 votes per share of Class B Common Stock on each proposal. In addition, pursuant to the Company’s Amended and Restated Articles of Incorporation, the holders of the Company’s Class B Common Stock were entitled to vote separately on the Reverse Split and Reduction of Authorized Shares Amendment. With respect to this separate class vote, each share of the Company’s Class B Common Stock represented one vote. A summary of the voting results, as certified by the Inspector of Election for the Special Meeting, Georgeson Inc., the information agent for the Merger, is set forth in the tables below.

Combined Vote of Holders of

Class A Common Stock and Class B Common Stock

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Merger	250,422,783	4,308,695	10,021	0
Reverse Split and Reduction of Authorized Shares Amendment	249,580,860	5,143,989	16,650	0

Separate Class Vote of Holders of Class B Common Stock

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Reverse Split and Reduction of Authorized Shares Amendment	6,067,904	11,222	0	0

Item 8.01 Other Events.

On June 19, 2012, the Company and Bluegreen issued a joint press release announcing approval of the Merger by the companies’ respective shareholders. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find it

The Company has filed a Registration Statement on Form S-4 with the Securities Exchange Commission (the “SEC”), which has been declared effective, and the Company and Bluegreen have mailed to their respective shareholders a joint proxy statement/prospectus concerning the Merger. The Company and Bluegreen may also file other documents with the SEC regarding the Merger. Investors and shareholders of the Company and Bluegreen are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC carefully and in their entirety because they contain important information. Investors and shareholders of the Company and Bluegreen can obtain copies of the joint proxy statement/prospectus and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are also available free of charge on the Company’s website at www.bfcfinancial.com under the tab “Investor Relations – Regulatory Info – SEC Filings” or by directing a request by mail to BFC Financial Corporation, Corporate Secretary, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, or by phone at 954-940-4900. Copies of the documents filed with the SEC by Bluegreen are available free of charge on Bluegreen’s website at www.bluegreencorp.com under the tab “Investors – SEC Filings” or by directing a request by mail to Bluegreen Corporation, Corporate Secretary, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, or by phone at 561-912-8000.

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Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on various assumptions and involve substantial risks and uncertainties, including, without limitation, those relating to the Merger, the potential benefits of the Merger, the required listing of the Company’s Class A Common Stock on a national securities exchange, the reverse split of the Company’s Class A Common Stock and Class B Common Stock, including the authority of the Company’s Board of Directors to adjust the ratio of the reverse stock split in connection with the listing of the Company’s Class A Common Stock on a national securities exchange, and the risk that the Merger may not be consummated in accordance with the contemplated terms, including in the contemplated timeframe, or at all. These risks and uncertainties are not exclusive, and investors and shareholders are referred to the other risks and uncertainties detailed in the joint proxy statement/prospectus relating to the Merger and other documents filed by the Company and Bluegreen with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated June 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: June 19, 2012	By:	/s/ John K. Grelle
John K. Grelle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated June 19, 2012